EXHIBIT 10.2

PAPA JOHN’S INTERNATIONAL, INC.

BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

1.              PURPOSES.

1.1 Purposes.  The purposes of this Board of Directors Deferred Compensation Plan (“Plan”) of Papa John’s International, Inc., a Delaware corporation (“Company”), are to provide a means for the members of the Board of Directors of the Company to defer all or a portion of their Annual retainer, Service fees and any other compensation paid for services as a Director (“Fees”), and to provide flexibility to the Company in attracting and retaining new members for the Board of Directors.

2.              ELIGIBILITY AND PARTICIPATION.

2.1 Eligibility.  Any member of the Board of Directors who is not a common law employee of the Company (“Director”) is eligible to participate in the Plan.

2.2 Participation.  A Director may become a participant in the Plan (“Participant”) by filing an Election Form in accordance with the provisions of Section 4.1.  A Participant shall remain a Participant until such time as the Participant has received all payments to which the Participant is entitled under the terms of the Plan or as otherwise provided herein.

3.              ADMINISTRATION.

3.1 The Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Board”), or by any other committee (“Committee”) appointed by the Board.  No Director may decide, determine or act on any matter that affects the amount, distribution, nature or method of settlement of solely his or her Account, except in exercising an election available to that Director in his or her capacity as a Participant.

3.2         Authority of the Committee.  The Committee shall have sole discretion to make all determinations which may be necessary or advisable for the administration of the Plan.  The Committee may delegate its authority as identified hereunder.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, Participants and their Beneficiaries (as hereinafter defined).

4.              DEFERRAL ELECTION.

4.1 Making of Election.

(a) Except as otherwise provided herein, each Director may elect in writing, in the manner and on the form (“Election Form”) prescribed by the Committee, or via the Plan Administrator’s website, if available, to defer payment of all or any part of the Fees which would otherwise be paid to such Director by the Company for services rendered as a Director.  Notwithstanding the foregoing, no deferral election may reduce a Participant’s compensation from the Company to an amount less than the income taxes that the Company is required to withhold on the Participant’s taxable compensation. The minimum amount which may be deferred in any Plan Year (as hereinafter defined) is $5,000.  All amounts deferred in accordance with this Section 4.1(a), together with the net earnings resulting from the deemed investment of such deferred amounts, shall be fully vested except as otherwise provided in Section 7.4.

(b) A deferral election shall be effective if filed on or before December 15 of any Plan Year (as hereinafter defined) with the first payment made on or after January 1 of the following Plan Year; provided, however, that in the case of a newly elected Director, if the deferral election is made within 30 days of the date of commencement of services as a Director, the election shall be effective with respect to Fees payable after the deferral election is filed. Once an election has been made with respect to Fees, it shall remain in effect with respect to all future Fees which would otherwise be paid to the Participant until changed by the filing of a new election in the manner provided in Section 4.1(c).  Deferral elections are irrevocable for the Plan Year for which made.

(c) If a Participant desires to change or terminate any deferral election, they may do so by the filing of a new Election Form with the Committee.  Such election shall be effective as of the first day of the following Plan Year if filed on or before December 15 of the previous Plan Year.

4.2 Account.  An Account shall be established for each Participant.  Deferred Fees will be credited to the Participant’s Account as soon as administratively feasible following receipt of such Fees by the Plan Administrator.  A Participant’s Account shall be credited or debited, as applicable, with the net investment return or loss of the deemed investment of the amount in the Account in accordance with the provisions of Section 6.3, and shall be debited for all payments made to the Participant or the Participant’s Beneficiaries.  If the Company, in its sole discretion, makes Discretionary Contributions (as hereinafter defined) on behalf of any Participant in accordance with the provisions of Section 5.1, the Account shall also be credited with such Discretionary Contributions.

5.              DISCRETIONARY CONTRIBUTIONS.

5.1 Discretionary Contributions.  The Company, in its sole and absolute discretion, may determine to make discretionary contributions (“Discretionary Contributions”) to the Account of one or more Participants.  Except with respect to vesting, Discretionary Contributions shall be treated in the same manner as a Participant’s Deferred Fees.  All Discretionary Contributions shall be deemed invested in the same manner as the balance of the Participant’s Account is invested unless the Participant elects otherwise by notice to the Committee given in the manner provided in Section 6.2.

5.2 Vesting.  If the Company determines to make Discretionary Contributions with respect to any Participant in accordance with the provisions of Section 5.1, the Committee shall determine, at the time of the making of such Discretionary Contributions, the manner in which such Discretionary Contributions, together with the net earnings resulting from the deemed investment of such Discretionary Contributions, shall vest.  Vesting may be based upon any method that the Committee shall determine.

6.              DEEMED INVESTEMENTS.

6.1 Investment Options.  The Company, from time to time, shall determine the investments that the Participants may select in which to have the amounts in his or her Account deemed invested (“Specified Investments”).  The Company shall have the right to change the Specified Investments in its sole discretion.

6.2         Selection of Investment Options.  Participants, at the time of their initial deferral election, shall specify on the Election Form the Specified Investments in which the amounts in their Account will be deemed invested.  Participants may elect to have all of the amount in his or her Account deemed invested in one Specified Investment or in multiple Specified Investments.  All selections of Specified Investments shall be in whole percentages.  If notice of a change in the selected Specified Investment is received in accordance with procedures established by the Committee, prior to midnight PST, the change shall be effective as of the next business day.

6.3         Earnings on Deemed Investments.  The earnings on a Participant’s deemed investments will be credited to his or her Participant’s Account as earned.  If a Participant changes the Specified Investments in which the amount in their Account is deemed invested, such change will be treated as a sale of the former Specified Investment and the profit or loss resulting therefrom, debited or credited to the Account as of the effective date of the deemed sale.  Unless paid by the Company in its sole discretion, expenses that are specific to a Participant’s Account, including expenses in connection with installment payments, shall be debited solely to such Participant’s Account.

6.4       Assumption of Investment Risk.  The Participant agrees to assume all risk in connection with any investment election and election change, including any decrease in the value of the Participant’s Account which is notionally invested pursuant to the Participant’s investment election.  Neither the Committee nor the Company nor any of their agents shall be liable for any loss resulting from administrative delays in crediting contributions to a Participant’s Account or in implementing notional changes in investment elections.

7.               PAYMENT OF DEFERRED AMOUNTS.

7.1 Limitation on Payment of Deferred Amounts.  No payment may be made from any Account except as provided in this Section 7.

7.2 Payment Upon Termination of Service.  Payment of the vested amount in an Account shall be made to the Participant, or, if the Participant is deceased, to the Participant’s Beneficiary, as soon as administratively possible following the date on which the Participant ceases to be a member of the Board of Directors.  Except as otherwise provided herein, payment shall be made in the form of a lump sum.

7.3 Scheduled In-Service Distributions.  A Participant may elect to receive a lump sum distribution of all, but not less than all, of the vested amount in the Participant’s Account with respect to deferrals for any Plan Year by specifying on the Election Form with respect to such plan Year the January 1 on which the Participant wishes to receive such distribution, which date must be at least three years after the date such Election Form is delivered to the Committee (“Scheduled Distribution”).  A Participant may change the date for a Scheduled Distribution to a later date provided notice thereof is given to the Committee at least one year prior to the previously selected Scheduled Distribution date.  If a Participant has made an election pursuant to this Section 7.3 and terminates service prior to the Scheduled Distribution date, the distribution shall be made in accordance with the provisions of Section 7.2.

7.4 Non-Scheduled In-Service Distributions.  A Participant may elect at any time, by giving written notice to the Committee, to receive a lump sum distribution of up to 90% of the vested amount in the Participant’s Account (“Non-Scheduled Distribution”).  Such Non-Scheduled Distribution will be paid within 30 days of the receipt of the notice, or as soon as administratively feasible, by the Committee.  If a Participant makes such an election, (i) the Participant shall forfeit an amount equal to 10% of the Non-Scheduled Distribution, and (ii) the Participant will not be eligible to have any further amounts deferred for the Plan Year in which the Non-Scheduled Distribution is requested or the following Plan Year.

7.5 Hardship Withdrawals.  A Participant may request that a hardship withdrawal be paid of some or all of the amount in the Participant’s Account for any of the following reasons:

(a)                                  An illness or accident affecting the Participant or the Participant’s dependent(s) (as defined in Section 152(a) of the Internal Revenue Code).

(b)                                 A casualty occurs with respect to the Participant’s property.

(c)                                  Other losses incurred by the Participant resulting from circumstances beyond the control of the Participant.

The Committee shall decide, in its sole and absolute discretion, whether a hardship withdrawal shall be made pursuant to this Section 7.5.  No amount shall be payable under this Section 7.5 unless the reason for the payment is the occurrence of sudden and unforeseeable circumstances.  College tuition and the purchase of a home are not considered unforeseeable.  Upon approval of a Participant’s request for a hardship withdrawal, deferrals under the Plan shall be suspended for one full Plan year following the withdrawal.  No hardship withdrawal shall be permitted to the extent that the hardship is or may be relieved through reimbursement by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship) or by cessation of deferrals under the Plan.

7.6 Installment Payments.

(a)     A Participant’s Account shall be paid in installments at the time a Participant terminates service with the Board if at least one year prior to termination of service the Participant filed an election with the Committee requesting that the amount in such Participant’s Account be paid in installments, and if either:

(1) At the time the Participant terminates service with the Board, the balance of the Participant’s Account equals or exceeds $50,000 and the Participant has been a member of the Board for at least three years; or

(2) The Participant’s service as a Director terminates because the Participant is disabled.

(b)    If prior to December 15, the Participant filed an election with the Committee requesting that the Participant’s deferrals for the following Plan Year be paid in installments, then that portion of the Participant’s Account with respect to which an installment election is in effect shall be paid in installments at the time a Participant terminates service with the Board.

(c)     If a Participant has elected installment payments, then the amount in such Participant’s Account, or that portion with respect to which an installment election is in effect, as applicable, shall be paid in 20, 40 or 60 quarterly installments as shall have been elected by the Participant in the Participant’s installment election.  If a Participant dies prior to receiving all of the installments to which the Participant is entitled, the remaining installments shall be paid to the Participant’s Beneficiary according to the schedule in effect on the date of the Participant’s death, unless the Participant has elected a lump sum payment.  If a Participant has elected to receive installment payments, the Participant may terminate such election and receive lump sum payment by giving notice thereof to the Committee.  Such termination of the installment election shall be effective if received by the Committee at least one year prior to the date of the Participant’s termination of service.  Installments shall be paid from a Participant’s Account and Specified Investments on a pro rata basis, and the amounts of the installments shall be calculated, in accordance with procedures established by the Committee in its sole discretion.

(d)    A Participant shall be disabled for purposes of this Section 7.6 if they are entitled to receive disability payments under the Social Security Act.

8.              DESIGNATION OF BENEFICIARY.

8.1 Designation of Beneficiary.  A Participant shall be entitled to designate a beneficiary or beneficiaries to receive the payments of the amount in the Participant’s Account in the case of the Participant’s death (“Beneficiary”).  Such designation may include a designation of a contingent Beneficiary or Beneficiaries.  The Participant may from time to time, change such designation of Beneficiary or Beneficiaries as the Participant shall desire.  Notice of the designation shall be given in writing by the Participant to the Committee.  If no Beneficiary is designated, the Beneficiary shall be the Participant’s estate.  The Committee, upon making a reasonable effort to ascertain the identity of the proper Beneficiary or Beneficiaries to receive any amounts payable pursuant to these provisions shall be entitled to rely on information reasonably available to it, and upon making any payments provided herein to any Beneficiary believed in good faith by the Committee to be entitled thereto, shall have no further liability to any person for such payments.  If the Participant designates multiple Beneficiaries, the Beneficiaries living at the Participant’s death will, unless otherwise directed in writing, share equally in the death benefit.

9.              RABBI TRUST.

9.1 Rabbi Trust.  All amounts deferred by a Participant shall be contributed by the Company at least monthly to a trust (“Rabbi Trust”) of which the Company will be considered the owner for all purposes, including Federal income taxes, and the assets of the trust shall be subject to the claims of the general creditors of the Company.  The Rabbi Trust will be established to provide a source of funds to enable the Company to make payments to the Participants and their Beneficiaries pursuant to the terms of the Plan.  Payments to which Participant’s are entitled under the terms of the Plan shall be paid out of the Rabbi Trust to the extent of the assets therein.  The sole interest of the Participants and Beneficiaries to the assets of the trust shall be as general creditors of the Company.

10.       PLAN YEAR.

10.1 Plan Year.  The fiscal year of the Plan (“Plan Year”) shall be the calendar year.

11.       WITHHOLDING.

11.1 Withholding.  The Company shall be entitled to withhold from all amounts otherwise payable to a Participant or Beneficiary hereunder such amount as the Company is required by law to withhold with respect to such payments.

12.       MISCELLANEOUS.

12.1 Assignability.  No right to receive payments or other benefits hereunder shall be transferable, assignable or alienable by a Participant or Beneficiary and shall not be subject to alienation by operation of law or legal process, except (subject to 12.4) by will or by the laws of descent and distribution.

12.2 Amendment or Termination.  The Plan may be amended, modified or terminated by the Board at any time or from time to time.  No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s vested or accrued rights under the Plan.

12.3 Continued Service.  Nothing in the Plan, nor any action taken under the Plan, shall be construed as giving any Participant a right to continue as a member of the Board of Directors of the Company.

12.4 Participant’s Rights Unsecured.  The right of any Participant to receive payment of deferred amounts under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.  The maintenance of individual Accounts is for bookkeeping purposes only and shall not create any fund for any Participant or Beneficiary.  The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor shall any Participant or Beneficiary have any property rights in any particular assets held by the Company or the trustee of the Rabbi Trust, whether or not held for the purpose of funding the Company’s obligations hereunder.  Any funds of the Company set aside, or held in the Rabbi Trust, for the payment of benefits under the Plan shall be subject to the claims of the general creditors of the Company.

12.5 Offsets.  As a condition to eligibility to participate in the Plan, each Participant consents to the deduction from amounts otherwise payable under the Plan to the Participant and the Participant’s Beneficiaries of all amounts owed by the Participant to the Company and its affiliates to the maximum extent permitted by applicable law.

12.6 Claims Procedures.  Any person who believes he or she is being denied any rights or benefits under the Plan may file a claim in writing with the Committee.  If the claim is denied (in whole or part), the Committee will notify the claimant of its decision in writing.  The notification will be written in a manner intended to be understood by the claimant and will contain (a) reasons for the denial, (b) reference to pertinent Plan provisions, (c) a description of additional material or information that is needed, and (d) information as to the steps to be taken if the claimant wishes to submit a request for review.  The notification will be given within 90 days after the claim is received by the Committee (or within 180) days, if special circumstances require an extension of time for processing the claim, and if written notice of the extension and circumstances is given to the claimant within the initial 90 day period).  If notification is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim

12.7 Review Procedure.  Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied, if applicable, the claimant may file a written request with the Committee that it conduct a review of the claim, including the conducting of a hearing, if considered necessary by the Committee.  In connection with the claimant’s appeal of the denial of a benefit, the claimant may review pertinent documents and may submit issues and comments in writing.  The Committee shall make a decision on the claim appeal not later than 60 days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the 60 day period may be extended to 120 days.  The Committee shall notify the claimant in writing of any extension.  The decision upon review shall (a) include specific reasons for the decision, (b) be written in a manner intended to be understood by the claimant, and (c) contain references to the Plan provisions on which the decision is based.

12.8 Limitation of Actions  No lawsuit with respect to any benefit payable or other matter arising out of or relating to the Plan may be brought before exhaustion of the claim and review procedures set forth in Sections 12.6 and 12.7, and any lawsuit must filed no later than twelve months after the claim is finally denied, or twelve months after the event(s) giving rise to the claim occurred if earlier, or be forever barred.

12.9 General Limitation of Liability  Subject to applicable laws, and the Company’s Articles of Incorporation and Bylaws, as in effect from time to time, neither the Board of Directors, the Committee, nor any other person shall be liable, either jointly or severally, for any act or failure to act or for anything whatsoever in connection with the Plan, or the administration thereof, except, and only to the extent thereof, liability imposed because of willful misconduct.

12.10 Governing Law.  The Plan shall be governed by, and construed in accordance with the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

12.11 ERISA.  It is intended that the Plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for non-employee members of the Board of Directors of the Company.  As such, the Plan is intended to be excluded from coverage under Title I of ERISA, and any ambiguities in construction shall be resolved in favor of interpretation which will effectuate such intentions.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 6th day of November, 2003.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Charles W. Schnatter

Title:	Corporate Secretary